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                                                                      Exhibit 23
                                                                      ----------

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-18877, Registration Statement No. 33-22106, Registration Statement No. 33-44236, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33-51735, Registration Statement No. 33-58563, Registration Statement No. 333-10797, Registration Statement No. 333-13115 and Registration Statement No. 333-16563 on Forms S-8 and Registration Statement No. 333-18345, Registration Statement No. 333-54009 and Post-Effective Amendment No. 1 to Registration Statement No. 333-51617 on Forms S-3 of our report dated January 21, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), incorporated by reference in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Dallas, Texas
March 25, 1999